Exhibit 10.58

EXECUTED VERSION

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is made as of December [3], 2018 by and between:

(1)	Tencent Music Entertainment Group, an exempted company incorporated under the laws of the Cayman Islands (the “Company”); and

(2)	Min River Investment Limited, a corporation incorporated under the laws of British Virgin Islands (the “Purchaser”).

The Purchaser and the Company are sometimes herein referred to each as a “Party” and, collectively, as the “Parties.”

WHEREAS, for the purposes of enabling Tencent Holdings Limited (“Tencent”), the ultimate parent company of the Company, to distribute a certain number of American Depositary Shares (“ADSs”) representing Class A ordinary shares in the Company (“Class A Ordinary Shares”) as assured entitlement to the shareholders of Tencent as required by Practice Note 15 to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong (the “Assured Entitlement Distribution”), the Company intends to issue and sell to the Purchaser, and the Purchaser intends to subscribe for, such number of Class A Ordinary Shares through a concurrent private placement at the Offer Price (as defined below) for a total purchase price (the “Total Purchase Price”) of no more than HK$250 million (such amount, the “Maximum Purchase Amount”); it being understood that the purchase of Class A Ordinary Shares by the Purchaser and the distribution of ADSs by Tencent to its shareholders as described in the foregoing sentence is subject to the conditions set out herein and subject to, and conditional upon, and will only be made after, the completion of the Offering (as defined below);

WHEREAS, to fufil the Assured Entitlement Distribution, the Purchaser wishes to subscribe for, and the Company wishes to issue and sell to the Purchaser, Class A Ordinary Shares in a transaction exempt from registration with the United States Securities and Exchange Commission (the “SEC”) pursuant to Regulation S of the U.S. Securities Act of 1933, as amended (“Regulation S” and the “Securities Act,” respectively), as contemplated by this Agreement (the “Private Placement”); and

WHEREAS, the Company has filed a registration statement on Form F-1 on October 2, 2018 (as amended from time to time, the “Registration Statement”) with the SEC in connection with the initial public offering (the “Offering”) by the Company of ADSs, each representing certain number of Class A Ordinary Shares as specified in the Registration Statement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Class A Ordinary Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, subject to and conditional upon the completion of the Offering, at the Offer Price, a number of Class A Ordinary Shares (the “Purchased Shares”), free and clear of all liens or encumbrances, equal to the Total Purchase Price divided by the Offer Price; it being understood that (i) the Total Purchase Price shall be determined by Tencent after the completion of the Offering based on the total number of ADSs that the eligible shareholders of Tencent elect to receive as part of the Assured Entitlement Distribution, and at least two (2) Business Days (or such longer time as mutually agreed by the Parties) prior to the Closing Date (as defined below), the Purchaser shall give the Company a written notice specifying the Total Purchase Price; and (ii) unless as mutually agreed by the Parties, the Total Purchase Price shall, in no case, be greater than the Maximum Purchase Amount, calculated using the Hong Kong dollars to U.S. dollars exchange rate as of the latest practicable date as set forth in the H.10 statistical release of the Federal Reserve Board on the closing date of the Offering. Where applicable, the number of Purchased Shares should be rounded down to the nearest whole number of shares. The “Offer Price” means the price equal to the price per ADS set forth on the cover of the final prospectus in connection with the Offering (the “Final Prospectus”) divided by the number of Class A Ordinary Shares represented by one ADS set forth on the cover of the Final Prospectus. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, the Cayman Islands, Hong Kong or the PRC are authorized or required by law or executive order to close. The sale of Class A Ordinary Shares by the Company to the Purchaser and the purchase of Class A Ordinary Shares by the Purchaser pursuant to this Section 1.1 shall be made pursuant to and in reliance upon Regulation S.

Section 1.2 Closing.

(a) Closing. Subject to Section 1.3, the closing (the “Closing”) of the sale and purchase of the Class A Ordinary Shares pursuant to Section 1.1 shall take place as soon as practicable after the initial closing of the Offering or at such other date as the Company and the Purchaser may mutually agree in writing. The date of the Closing are referred to herein as the “Closing Date.”

(b) Payment and Delivery. At the Closing, the Purchaser shall pay and deliver the Total Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method or in such other currency as mutually agreed in writing by the Parties, of immediately available fund to such bank account designated by the Company in writing, and the Company shall deliver one or more duly executed share certificates in original form, registered in the name of the Purchaser, together with a certified true copy of the updated register of the members of the Company, evidencing the Class A Ordinary Shares being issued and sold to the Purchaser.

(c) Restrictive Legend. Each certificate representing the Purchased Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

After the Closing, the Purchaser shall use reasonable efforts to deposit the Purchased Shares into a Regulation S restricted facility established by the depositary bank of the Company (the “Depositary”) in accordance with the terms and conditions agreed by the Parent and the Depositary, for delivery of ADSs representing the Purchased Shares to the shareholders of the Purchaser to fulfill the Assured Entitlement Distribution.

Section 1.3 Closing Conditions.

The respective obligations of the Purchaser to purchase and pay for the Purchased Shares and the Company to issue and sell the Purchase Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived by the Purchaser and the Company:

(i) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchased Shares shall have been completed.

(ii) Each of the representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing Date.

(iii) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(iv) The ADSs shall have been listed on the New York Stock Exchange or Nasdaq Global Market, subject only to official notice of issuance.

(v) The intial closing of the Offering shall have been consummated in accordance with the terms of the underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and certain underwriters relating to the Offering.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i) The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(ii) The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Company and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act, and upon delivery and entry into the register of members of the Company will transfer to the Purchaser good and valid title to the Purchased Shares.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the memorandum and articles of association of the Company, or (B) any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government entity or court to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which the Company’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Company that questions the validity of this Agreement or the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(e) No Registration or Integration.

(i) The issuance and sale of the Purchased Shares by the Company to the Purchaser contemplated herein comply with the requirements of Regulation S and are exempted from the registration requirements of the Securities Act.

(ii) The Private Placement will not be integrated with the Offering pursuant to applicable rules and regulations issued under the Securities Act.

(iii) No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to any Purchased Shares.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority.

(i) The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands. The Purchaser has all requisite power and authority to carry on its business as presently conducted by it and to carry out the transactions contemplated by this Agreement.

(ii) The Purchaser has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Purchaser and its shareholders. This Agreement constitutes the valid and legally binding obligations of the Purchaser, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate (A) any provision of the memorandum and articles of association of the Purchaser, or (B) any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) Solicitation. The Purchaser (i) was not identified or contacted through the marketing of the Offering; and (ii) did not contact the Company as a result of any general solicitation.

(e) Securities Law Compliance.

(i) Restricted Securities. The Purchaser acknowledges that the Purchased Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges and agrees that, absent an effective registration under the Securities Act, the Purchased Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(ii) Not U.S. Person. The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(iii) Offshore Transaction. The Purchaser has been advised and acknowledges that in issuing the Purchased Shares to the Purchaser pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S.

ARTICLE III

COVENANTS

Section 3.1 Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Purchased Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing Date.

Section 3.2 Further Assurances. From the date of this Agreement until the Closing Date, the Parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be one arbitrator, which shall be appointed by the Purchaser. The language to be used in the arbitration proceedings shall be English.

Section 4.2 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 4.3 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 4.4 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Parties, except that the Purchaser may assign all or any of its rights and obligations hereunder to any affiliate of Purchaser without the consent of the other Parties, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.5 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.6 Severability; Separate Obligations. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.7 Fees and Expenses. Each of the Purchaser and the Company will bear all expenses incurred by itself in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the Assured Entitlement Distribution.

Section 4.8 Public Announcements. None of the Parties to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Purchaser and the Company unless otherwise required by applicable laws and regulations of applicable stock exchange(s), and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release, public announcement or communication.

Section 4.9 Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.10 Termination. In the event that the Closing shall not have occurred by December 31, 2018, this Agreement shall be terminated unless the Parties mutually agree in writing by December 31, 2018 to provide for a later date.

Section 4.11 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

TENCENT MUSIC ENTERTAINMENT GROUP

By:	/s/ Cussion Kar Shun Pang
Name: Cussion Kar Shun Pang
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

MIN RIVER INVESTMENT LIMITED

By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Director